WINNER MEDICAL REAFFIRMS ITS REVENUE GUIDANCE FOR FY2008

FOCUSED STRATEGIES ENSURE STRONG SALES GROWTH CONTINUES

SHENZHEN, China, October 20, 2008 – Winner Medical Group Inc. (OTC Bulletin Board: WMDG; “Winner Medical” or “the Company”) a leading manufacturer in the medical dressing (medical and wound care products) industry in China, today filed a Form 8-K with the U.S. Securities and Exchange Commission. In the filing, the Company reaffirmed its revenue guidance, stating that revenue for the fiscal year ended September 30, 2008 will be towards the high end of the range of $83 million to $85.8 million, equivalent to an increase of 18% to 22% over fiscal year 2007 revenue.

Mr. Jianquan Li, Chairman and Chief Executive Officer said, “Continuous focused execution of our strategy to sell higher margin products to leading international branded companies has led us to achieve the top end of our fiscal 2008 guidance. During the fiscal year, we deepened our relationships with most of our customers in the European US and Japan markets; these solid relationships are a platform for sustainable growth for Winner Medical. Our broad base of customers and leading market position also allow us to deliver strong revenue growth.

“Moreover, based on the preliminary results at the end of fiscal year 2008, our balance sheet remains solid and our cash and cash equivalents position was at a level higher than that of 2007.”

Mr. Li added, “We continue to see solid growth in our order pipeline as a result of our strategy to focus on leading international branded companies. Our customers largely consider our products to be non-discretionary in nature, which protects our sales from the recent financial crisis. In fact, we are seeing substantial increases in PurCotton orders, particularly from customers in Japan and US. As we enter 2009, we will continue our efforts to control costs and enhance efficiency via equipment improvements designed to create leaner production lines.”

Winner Medical’s guidance for the fiscal year 2008 was last confirmed in the Company's third quarter FY2008 earnings release dated August 11, 2008, which can be found on Winner Medical’s website at www.winnermedical.com.

FY2008 Earnings Announcement

Winner Medical plans to release its annual results for the year ended September 30, 2008 in early December 2008. The Company will announce the details of the earnings conference call in due course.

About Winner Medical

Winner Medical is a leading manufacturer in the medical dressing industry (medical and wound care products) in China. Headquartered in Shenzhen, the Company has eight wholly-owned manufacturing and distribution facilities, four joint-venture factories and over 5,000 employees. The Company engages in the manufacture, sale, research, and development of medical care products, wound care products, home care products and PurCottonTM products, a nonwoven fabric made from 100% natural cotton. The products are sold worldwide, with Europe, the U.S. and Japan serving as the top three markets. The Company currently holds 50 patents and patent applications in various products and manufacturing processes and is one of the few Chinese companies licensed with the U.S. Food and Drug Administration (FDA) to ship finished, sterilized products directly to the U.S. market. To learn more about Winner Medical, visit Winner Medical's web site www.winnermedical.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objective and statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward- looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

Investor Relations Contacts:
Peng Zhai
Assistant Manager, Investor Relations
Winner Medical Group Inc.
Tel: +86-755-2806-6858
Email: peng.zhai@winnermedical.com

Hong Kong
Pamela Leung
Taylor Rafferty
Tel: +852-3196-3712
Email: winnermedical@taylor-rafferty.com

United States
Delia Cannan
Taylor Rafferty
Tel: +1-212-889-4350
Email: winnermedical@taylor-rafferty.com